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                                                                   Exhibit 10.15


                          R. H. DONNELLEY CORPORATION

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                     KEY EMPLOYEES' PERFORMANCE UNIT PLAN,
                            AS AMENDED AND RESTATED

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                          R. H. DONNELLEY CORPORATION

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                     KEY EMPLOYEES' PERFORMANCE UNIT PLAN,
                            AS AMENDED AND RESTATED

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
                                                                           Page
1.    Purpose of the Plan...............................................    1

2.    Administration....................................................    1

3.    Eligibility.......................................................    1

4.    Performance Units.................................................    1

5.    Transfers and Leaves of Absence...................................    4

6.    Change in Control.................................................    5

7.    Amendments........................................................    6

8.    Effectiveness.....................................................    6

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                          R. H. DONNELLEY CORPORATION

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                     KEY EMPLOYEES' PERFORMANCE UNIT PLAN,
                            AS AMENDED AND RESTATED

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1.    PURPOSE OF THE PLAN

      The purpose of the Plan is to aid R.H. Donnelley Corporation (the "Company") and its subsidiaries in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries by providing incentive through the award of performance units. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their interest in the long-term performance of the Company.

2.    ADMINISTRATION

      The Board of Directors of the Company shall appoint a Compensation and Benefits Committee (herein called the "Committee") consisting of at least three members of the Board of Directors which shall administer the Plan and serve at the pleasure of the Board. Each member of the Committee shall not be eligible to participate in the Plan and, from and after April 16, 1996, shall be an "outside director" as defined in the regulations under Section 162(m) of the Internal Revenue Code (the "Code"). The Committee shall have the authority, consistent with the Plan, to determine the provisions of the performance units to be granted, to interpret the Plan and the performance units granted under the Plan, to adopt, amend and rescind subplans implementing awards under the Plan, award agreements, and rules and regulations for the administration of the Plan, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants.

3.    ELIGIBILITY

      Key employees (but not members of the Committee and any person who serves only as a Director) of the Company, who are from time to time responsible for the management, growth and protection of the business of the Company, are eligible to be granted performance units under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its discretion, from among those eligible, and the Committee shall determine, in its discretion, consistent with the terms of the Plan, the terms and conditions of the performance units granted to each participant. The granting of a performance unit under the Plan shall impose no obligation on the Company or any subsidiary to continue the employment of a participant and shall not lessen or affect the right to terminate the employment of a participant.

4.    PERFORMANCE UNITS
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      Performance units ("Units") granted under this Plan shall be subject to the following terms and conditions:

      (a) Award Period. The Award Period for a Unit shall be established by the Committee at the time of grant and shall be not more than four (4) calendar years in length. The Committee may provide that the Award Period for such Units shall begin with the calendar year during which such Units are granted or at such other date within the calendar year as the Committee may specify. Award Periods may overlap with one another. The Committee shall establish an Award Period for awards in 1998, which Award Period will commence July 1, 1998 and terminate December 31, 1999.

      (b) Valuation of Units.

            (i) Payment values for each Unit, which may be in cash, in restricted stock issued pursuant to the Key Employees Restricted Stock Plan or other restricted stock plan of the Company as in effect from time to time, in performance shares of Common Stock in the Company or in any combination of the foregoing, shall be established by the Committee, together with targets to be achieved during the Award Period for one or more performance measures, no later than 90 days after the commencement of the Award Period (or earlier, as required under Treasury Regulation 1.162-27(e)(2) in the case of an Award Period less than one year); such performance measures, targets and Unit payment schedules shall govern the valuation of Units for award payment determination purposes.

            (ii) The Committee shall select performance measures for each Award Period from the following: (1) earnings per share, net income, operating income, revenue, working capital, return on equity, return on assets, total return to shareholders, and average sales growth, each of which may be on a corporate-wide basis or with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures; and (2) with respect to participants other than executive officers of the Company (as such are determined by the Committee), other quantitative or qualitative measures. Executive officers shall include persons expected to be "covered employees" as defined in the regulations under Section 162(m) of the Code.

            (iii) The Committee may increase or decrease targets and/or Unit payment schedules if in its sole judgment there have been extraordinary occurrences, not anticipated when Unit grants were approved, which significantly have affected or may affect the Company's earnings or other performance measures, except that no increase may be made with respect to awards earned by executive officers, and no change in the targets applicable to executive officers may be made during the Award Period, except that no adjustments may be made that disqualify the Units as "performance-based compensation" under Code Section 162(m). Notwithstanding the above, any expenses incurred either before or after a Change in Control (as defined below) occurs, as a result of a Change in Control, as determined by the Company's outside accountants as of the date the Change in Control occurs, shall not be taken into account in determining


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      whether performance criteria and targets have been achieved, and in no event shall a Change in Control constitute an extraordinary occurrence which could justify a change, adverse to the participant, in performance criteria, targets and/or Unit payment schedules.

            (iv) In calculating whether the performance targets for executive officers have been met, the Committee (A) will make appropriate conforming adjustments in the performance measures or the targets to exclude the effects of any corporate transactions such as acquisitions, divestitures and reorganizations, and (B) will not take into account extraordinary accounting changes or items (as defined under generally accepted accounting principles), restructuring charges, nonrecurring events, or any unusual events affecting earnings by more than 10%, which in any such case affect the results that otherwise would have been attained under the applicable performance measures; provided, however, that this provision will apply to Units granted to executive officers only if and to the extent that such Units will not be disqualified as "performance-based compensation" under Code Section 162(m).

      (c) Payment of Units. As promptly as practicable after the completion of an Award Period, the Committee shall determine what, if any, award payments have been earned with respect to related Units. Committee determinations with respect to executive officers shall be in writing and shall comply with the requirements of Treasury Regulation 1.162-27(e)(5). Payment shall be made to participants in cash, in shares of restricted stock, in performance shares of Company Common Stock or in any combination of the foregoing, as established by the Committee, promptly after the date the Committee makes such determination. For purposes of payment of cash-denominated Units, shares of restricted stock and performance shares shall be valued at their Fair Market Value (as defined in Section 4(f)). Restricted stock shall be subject to a risk of forfeiture and restrictions on transferability for such restriction period, extending beyond the Award Period, as may be specified by the Committee, subject to any requirements of the plan under which such restricted stock is issued. Performance shares may be settled in cash (including in cases in which the Units were share-denominated) or by delivery of shares of Common Stock without restriction at the end of the Award Period (including in cases in which the Units were cash-denominated) or share units representing a right to delivery of shares of Common Stock at the end of a mandatory deferral period, extending beyond the Award Period, as may be specified by the Committee, and subject to such risk of forfeiture and restrictions on transferability for such restriction period (which may be shorter but not longer than the mandatory deferral period) as may be specified by the Committee. The Committee may permit elective deferral of settlement of cash payouts or payouts of performance shares by the participant, subject to such restrictions as may be specified by the Committee.

      (d) Termination of Employment. In the event a participant's employment with the Company or any of its subsidiaries is terminated prior to settlement of Units, if such termination is for "Cause" such Units shall be canceled and forfeited, and if such termination is for any other reason such Units shall be subject to cancellation and forfeiture to the extent specified by the Committee. Restricted stock and performance shares awarded in settlement of Units shall be forfeitable upon termination of employment if and to the extent specified by the Committee


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(subject to the requirements of the plan under which any restricted stock is issued). For purposes of this Plan, the term "Cause" shall have the meaning defined in any employment agreement between the participant and the Company or a subsidiary then in effect or, if no such employment agreement is then in effect, "Cause" shall mean:

            (i) The participant's willful and continued failure substantially to perform the duties of his or her position after notice and opportunity to cure;

            (ii) Any willful act or omission by the participant constituting dishonesty, fraud or other malfeasance, which is demonstrably injurious to the financial condition or business reputation of the Company or any of its affiliates; or

            (iii) A felony conviction in a court of law under the laws of the United States or any state thereof or any other jurisdiction in which the Company or a subsidiary conducts business which materially impairs the value of the participant's services to the Company or any of its subsidiaries;

provided, however, that, for purposes of this definition, no act or failure to act shall be deemed "willful" unless effected by the participant not in good faith and without a reasonable belief that such action or failure to act was in or not opposed to the Company's best interests, and no act or failure to act shall be deemed "willful" if it results from any incapacity of the participant due to physical or mental illness. For purposes of this Section 4, a termination of employment of a participant by the Company without Cause after the commencement of negotiations with a potential acquirer or business combination partner will be deemed to be a termination of employment immediately after a Change in Control if such negotiations result in a transaction constituting a Change in Control.

      (e) Non-Assignability. Each Unit granted under this Plan shall by its terms be nontransferable by the participant except by will or the laws of descent and distribution. Unless otherwise determined by the Committee, each performance share shall be nontransferable by the participant except by will or the laws of descent and distribution.

      (f) Limitation on Value of Units. The total of all payments to any participant under this Plan, including cash, restricted stock and/or performance shares, in any calendar year shall not exceed $6,000,000. For purposes of this
Section 4(f), shares of restricted stock and performance shares shall be valued at their Fair Market Value. Unless otherwise determined by the Committee, "Fair Market Value" of Common Stock means, as of a given date, the average of the high and low sales prices per share of Company Common Stock reported on a consolidated basis for securities listed on the principal stock exchange or market on which Stock is traded on the date immediately preceding the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

      (g) Tax Withholding. The Company shall require payment by a participant of any amount the Company may determine to be necessary to withhold for federal, state or local taxes in connection with the settlement of an award under the Plan, except that the Committee may


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permit a participant to elect to have a portion of any shares deliverable in settlement of an award, including shares deliverable in settlement of performance shares or shares of restricted stock with respect to which the risk of forfeiture or restriction on transferability has lapsed, withheld to provide for payment of any such taxes.

      (h) Other Terms and Conditions. The Committee may impose such other terms, provisions and conditions, not inconsistent with the Plan, as it shall determine in its sole judgment.

5.    TRANSFERS AND LEAVES OF ABSENCE

      For purposes of the Plan: (a) a transfer of an employee from the Company to a subsidiary or vice versa, or from one subsidiary to another, (b) a leave of absence, duly authorized in writing by the Company, for military service or sickness or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (c) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment.


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6.    CHANGE IN CONTROL

      (a)(i) With respect to Units granted on or prior to October 15, 1997, upon the occurrence or potential occurrence of certain events defined by the Committee, including without limitation, a merger, consolidation, combination, reorganization or other transaction in which the Company is not the surviving corporation or in which the determination of whether performance criteria and targets of outstanding Units will be satisfied at the end of the Award Period otherwise is impaired (any such event, a "Triggering Event"), or a "Change in Control" of the Company, Units held by a participant, including Units held less than one year after the date of grant of such Units, shall immediately become payable in full, with the final value of such Units determined as though performance criteria and targets for the full Award Period had been achieved.

      (ii) With respect to Units granted after October 15, 1997, (1) upon the occurrence or potential occurrence of any Triggering Event that does not constitute a "Change in Control" of the Company, unless otherwise determined by the Committee, Units held by a participant, including Units held less than one year after the date of grant of such Units, shall immediately become payable in an amount equal to the product of (A) the final value of such Units determined as though performance criteria and targets for the full Award Period had been achieved at 100% of target levels, multiplied by (B) a fraction, the numerator of which is the number of days in the Award Period prior to the occurrence of the Triggering Event and the denominator of which is the number of days in the Award Period; and (2) upon the occurrence of a "Change in Control," Units held by a participant, including Units held less than one year after the date of grant of such Units, shall immediately become payable in full, with the final value of such Units determined as though performance criteria and targets for the full Award Period had been achieved at the maximum levels.

      (b) For purposes of this Plan, "Change in Control" means the occurrence of any of the following events after the effective date of the amendment and restatement of the Plan:

            (i) Any "person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

            (ii) During any period of two consecutive years commencing on July 14, 1998, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person (as defined above) who has entered into an agreement with the Company to effect a transaction described in subsections (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds


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      (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

            (iii) The shareholders of the Company have approved a merger or consolidation of the Company with any other company and all other required governmental approvals of such merger or consolidation have been obtained, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as defined above) becomes the beneficial owner (as defined above) of more than 20% of the combined voting power of the Company's then outstanding securities; or

            (iv) The shareholders of the Company have approved a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, and all other required governmental approvals of such transaction have been obtained.

      (c) Upon a Change in Control, Units which become payable in full under
Section 6(a) shall be paid as promptly as practicable but not more than 15 days after the later of the Change in Control or the date the Company became aware of the Change in Control. If any such Units were to be payable in the form of performance shares or shares of restricted stock, such Units shall either be paid in the form of shares which are subject to no risk of forfeiture, restriction on transferability, or other restriction, or in cash subject to no restriction, as determined by the Committee. In addition, in the case of any performance shares or shares of restricted stock issued prior to a Change in Control which remain outstanding at the date of the Change in Control, all risks of forfeiture, restrictions on transferability, and other restrictions on such performance shares and restricted stock shall lapse upon the occurrence of such Change in Control.

7.    AMENDMENTS

      The Committee may amend or discontinue the Plan in its sole discretion, but no amendment or discontinuation shall be made which would impair the rights of the participant under any Unit granted on or prior to October 15, 1997 without the participant's consent, or which, without the approval of the shareholders of the Company, would change (a) the performance measures in
Section 4(b) with respect to "covered employees," (b) the individuals or class of individuals eligible to participate in the Plan, or (c) the maximum amount payable to an individual participant under the Plan; provided, however, that upon the occurrence of a Change in Control of the Company, no amendment or discontinuation shall be made which


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would impair the rights of the participant under any Unit theretofore granted without the participant's consent.

8.    EFFECTIVENESS

      The amendments proposed in 1996 became effective upon approval by the shareholders at the 1997 Annual Meeting. Sections 6(a) and 7 as amended became effective upon approval by the Board of Directors at its October 15, 1997 meeting. Section 4(a) as amended became effective upon approval by the Board of Directors at its December 17, 1997 meeting. The amendment and restatement of the Plan in connection with the reorganization of the Company and the change of the name of the Company to R.H. Donnelley Corporation became effective as of June 17, 1998.


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